Exhibit 10.24

SEVENTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
(WBCMT 2006-C27 and BACM 2006-4; Loan Nos. 502854528 and 502854529)

THIS SEVENTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Agreement”) is executed as of the 24th day of March, 2016 (“Execution Date”), to be effective as of the 1st day of March, 2016 (“Effective Date”), and is entered into by and between U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS TRUSTEE FOR THE REGISTERED HOLDERS OF WACHOVIA BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C27 (“A-2 Note Holder”), having an address at c/o Wells Fargo Bank, N.A., Wells Fargo Commercial Mortgage Servicing, MAC D 1086-120, 550 S. Tryon Street, 14th Floor, Charlotte, North Carolina 28202, Re: WBCMT 2006-C27; Loan No. 502854528, and WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF BANC OF AMERICA COMMERCIAL MORTGAGE INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4 (“A-1 Note Holder”), having an address at c/o Wells Fargo Bank, N.A., Wells Fargo Commercial Mortgage Servicing, MAC D 1086-120, 550 S. Tryon Street, 14th Floor, Charlotte, North Carolina 28202, Re: BACM 2006-4; Loan No. 502854529 (A-1 Note Holder and A-2 Note Holder, collectively “Lender”); and the entities set forth on the attached Exhibit A, each a Delaware limited liability company (collectively “Borrower” and each an “Individual Borrower”), having an address at c/o BlueLinx Corporation 4300 Wildwood Parkway, Atlanta, Georgia 30339, and ABP MD (BALTIMORE) LLC, a Delaware limited liability company (“Maryland Loan Guarantor”), having an address at c/o BlueLinx Corporation 4300 Wildwood Parkway, Atlanta, Georgia 30339.

PRELIMINARY STATEMENT
A.On or about June 9, 2006 (the “Loan Origination Date”), the entities set forth on Exhibit B attached hereto, each a Delaware limited liability company (“Original Borrower”), Maryland Loan Guarantor, and German American Capital Corporation, a Maryland corporation (“Original Lender”) entered into the Loan and Security Agreement dated June 9, 2006 (“Loan Agreement”) pursuant to which Original Lender loaned to Original Borrower the sum of $295,000,000 (“Loan”), with respect to the Property, which such Loan is evidenced or secured by, among others, the Loan Documents. For all purposes, this Agreement shall constitute a Loan Document after the Effective Date.
B.    The Loan Documents, except for Amended and Restated Notes A-1 and A-2, were assigned, and Amended and Restated Note A-2 (“Note A-2”) was endorsed, to Wachovia Bank, National Association, then to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, then to Bank of America, N.A. as successor Trustee for the Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C27, and then to Lender, and Amended and Restated Note A-1 (“Note A-1”) was endorsed to Wachovia Bank, National Association and then to Wells Fargo Bank, N.A., as Trustee for the Registered Holders of Banc of America Commercial Mortgage, Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-4. Lender is the holder of the Security Instrument and has authority to enter into this Agreement.
C.    The Loan Agreement has been amended by that certain First Amendment to Loan and Security Agreement dated December 17, 2008, that certain Second Amendment to Loan and Security Agreement dated December 30, 2008, that certain Third Amendment to Loan and Security Agreement dated May 22, 2009, that certain Fourth Amendment to Loan and Security Agreement dated February 18, 2011, that certain Fifth Amendment to Loan and Security Agreement dated July 12, 2011; that certain Sixth Amendment to Loan and Security Agreement dated December 30, 2011; that certain Seventh Amendment to Loan and Security Agreement dated December 30, 2011; that certain Eighth Amendment to Loan and Security Agreement dated March 20, 2012; that certain Ninth Amendment to Loan and Security Agreement dated March 21, 2012; that certain Tenth Amendment to Loan and Security Agreement dated March 27, 2012; that certain Eleventh Amendment to Loan and Security Agreement dated September 19, 2012; that certain Twelfth Amendment to Loan and Security Agreement dated September 19, 2012; that certain Thirteenth Amendment to Loan and Security Agreement dated September 13, 2013; that certain Fourteenth Amendment to Loan and Security Agreement dated November 26, 2013; that certain Fifteenth Amendment to Loan and Security Agreement dated May 16, 2014; and that certain Sixteenth Amendment to Loan and Security Agreement dated on or about March 4, 2106.
D.    Lender, Borrower and Maryland Loan Guarantor have agreed to modify the Loan Documents on the terms and conditions set forth in this Agreement.
In consideration of $10.00 paid by each of the Parties (as hereinafter defined) to the other, the mutual covenants set forth below, and other good and valuable consideration, receipt and sufficiency of which are acknowledged, the Parties agree as follows:
ARTICLE 1
DEFINITIONS

The terms set forth below have the meaning ascribed to them for purposes of this Agreement. Other capitalized terms contained in this Agreement shall have the meanings assigned to them herein. Any capitalized terms utilized in this Agreement and not defined in this Agreement shall have the meanings set forth in the Loan Documents.
1.1    “Borrower Signatory” means Shyam K. Reddy, Senior Vice-President and General Counsel of Borrower and Maryland Loan Guarantor.
1.2    “Collateral” means any and all real and personal property described in any of the Loan Documents as security for Borrower’s and, as applicable, Maryland Loan Guarantor’s obligations under the Loan, including, without limitation, the Property.
1.3    “Debtor Proceeding” means any proceeding for relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any present or future local, state, federal or other insolvency law or laws providing relief for debtors.
1.4    “Guarantor” means BlueLinx Holdings Inc., a Delaware corporation.
1.5    “Indebtedness” means the total amount described in Section 2.2(b) plus all other amounts that may subsequently be due from Borrower to Lender under the Loan Documents, this Agreement, and at law or in equity, including advances made by any Servicer, together with any interest thereon. The term “Indebtedness” also includes any and all other interest, advances, debts, obligations and liabilities of Borrower and, as applicable, Maryland Loan Guarantor under the Loan Documents or this Agreement, whether voluntary or involuntary, however arising, including, without limitation, advances made by a Servicer together with any interest thereon, and administrative charges.
1.6    “Joinder” means the Joinder by and Agreement of Guarantor attached to this Agreement.
1.7    “Lender Parties” means, collectively, Lender, Trustee, Servicer, all subsidiaries, parents and affiliates of Lender, Trustee and Servicer, and each of the foregoing parties’ predecessors in interest, and each and all of their respective past, present and future partners, members, managers, certificate holders, officers, directors, shareholders, employees, agents, contractors, representatives, participants and heirs and each and all of the successors and assigns of each of the foregoing.
1.8    “Modification Documents” means collectively this Agreement and any and all documents executed in connection herewith.

1.9    “Note” means collectively Note A-1 and Note A-2.
1.10     "Party” means any, and “Parties” means all, of the signatories to this Agreement.
1.11    “Servicer” shall include Wells Fargo Bank, N.A. (“Master Servicer”) and LNR Partners, LLC (“Special Servicer”), and any and all other parties appointed and/or serving as servicers of the Loan.
1.12    ”Trustee” means, collectively, U.S. Bank, National Association, and Wells Fargo Bank, N.A.
ARTICLE 2
ACKNOWLEDGMENTS, WARRANTIES AND REPRESENTATIONS

Borrower and Maryland Loan Guarantor (as applicable) acknowledge, warrant, represent and agree as follows as of the Execution Date and the Effective Date:
2.1    Authority of Borrower and Maryland Loan Guarantor. Each Borrower is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and each Borrower, as applicable to the state in which it owns Property, is qualified to transact business in such state. Maryland Loan Guarantor is a duly organized and validly existing limited liability company in good standing under the laws of the State of Delaware and Maryland Loan Guarantor is qualified to transact business in the State of Maryland. The signatory executing this Agreement on behalf of each Borrower and on behalf of Maryland Loan Guarantor (“Borrower Signatory”) is the vice president and secretary of each Borrower and Maryland Loan Guarantor. Borrower Signatory, acting alone without the joinder of any other members, managers or officers of Borrower or Maryland Loan Guarantor or any other party, has the power and authority to execute and deliver the Modification Documents on behalf of and to duly bind Borrower and Maryland Loan Guarantor under this Agreement and the Modification Documents. The execution and delivery of, and performance under, this Agreement and the Modification Documents by Borrower and Maryland Loan Guarantor has been duly and properly authorized pursuant to all requisite company action of each Borrower and Maryland Loan Guarantor and does not and will not (x) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to Borrower or Maryland Loan Guarantor or each Borrower’s or Maryland Loan Guarantor’s certificates of formation or articles of organization, limited liability company or operating agreement, or any other organizational document of Borrower or Maryland Loan Guarantor or (y) result in a breach of or constitute or cause a default under any indenture, agreement, lease or instrument to which Borrower or Maryland Loan Guarantor is a party or by which the Property may be bound or affected.
2.2    Status of Loan.
(a)    Loan Documents. The Loan Documents constitute valid and legally binding obligations of Borrower and, as applicable, Maryland Loan Guarantor and are enforceable against Borrower and, as applicable, Maryland Loan Guarantor and the Property in accordance with their terms. The Modification Documents do not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which Borrower and, as applicable, Maryland Loan Guarantor acknowledge to be valid and existing liens and security interests in the Property. Borrower and, as applicable, Maryland Loan Guarantor agree that the lien and security interests created by the Loan Documents continue to be in full force and effect, unaffected and unimpaired by the Modification Documents or any collateral described in financing statements filed in connection with the Loan Documents and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged.
(b)    Loan Figures. After payment of the March 1, 2016 Loan payment and prior to the implementation of the modifications contained in this Agreement, (i) the outstanding principal balance of Note A-1 is $79,693,910.64 and the outstanding principal balance of Note A-2 is $79,693,910.64 (collectively, the “Principal

Balance”). Lender has incurred $38,937.79 in expenses in connection with this modification (the “Lender’s Expenses”), which Lender’s Expenses are to be paid by Borrower to Lender on the Execution Date.
(c)    Transfer of Interests. No holder of a direct or indirect beneficial ownership interest in Borrower or Maryland Loan Guarantor has assigned, transferred, pledged or otherwise disposed of all or any part of its beneficial ownership interests in Borrower or Maryland Loan Guarantor since the Loan Origination Date except for the pledges contemplated in Section 4.9 hereof.
(d)    Representations in Loan Agreement, Security Instrument and Other Loan Documents. The representations and warranties contained in the Loan Agreement, Security Instrument and the other Loan Documents are true and correct in all material respects as of the Execution Date and the Effective Date as if made on such dates, except to the extent such representations and warranties may be subject to change in the ordinary course of Borrower’s or, as applicable, Maryland Loan Guarantor’s business (to the extent permitted by the Loan Documents). To the best of Borrower’s and, as applicable, Maryland Loan Guarantor’s knowledge, no representation or warranty of Borrower and, as applicable, Maryland Loan Guarantor in this Agreement or of Guarantor in the Joinder contains any untrue statement of material fact or intentionally omits to state a material fact necessary in order to make such representations and warranties not misleading in any material respect in light of the circumstances under which they are made. Any breach by Borrower, Maryland Loan Guarantor or Guarantor of any of the representations, warranties or covenants set forth herein or the Joinder, after expiration of all applicable notice and cure periods, shall constitute an Event of Default under the Loan Documents.
2.3    No Bankruptcy Intent. None of Borrower, Maryland Loan Guarantor or Guarantor (collectively, “Borrower Parties”) has been a party to any Debtor Proceeding within ten (10) years prior to the Effective Date. No Borrower Party has any intent to (a) file a voluntary petition with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code; (b) be the subject of any order for relief issued under the Bankruptcy Code; (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act or law relating to bankruptcy, insolvency, or other relief for debtors; (d) seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator, liquidator or assignee for the benefit of creditors; or (e) be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party in connection with any Debtor Proceeding.
2.4    Financial Statements. The financial statements of Borrower, Maryland Loan Guarantor and Guarantor previously delivered by Borrower to Lender in connection with this Agreement (the “Financial Statements”) are true, complete and accurate in every material respect and accurately represent, respectively, the financial condition and business operations of Borrower, Maryland Loan Guarantor and Guarantor and the income and expenses related to the Property, as of the date thereof. The Financial Statements have been prepared in accordance with the requirements of the Loan Documents applied on a consistent basis throughout the period involved. There has not been any material adverse change between the dates of last 10-Q Report filed by Guarantor with the Securities and Exchange Commission and the Effective Date. Borrower and Maryland Loan Guarantor acknowledges that the most recent Financial Statements have been provided to Lender to induce Lender to enter into this Agreement and are being relied upon by Lender for such purposes.
2.5    Status of the Property.
(a)    Title to Property and Legal Proceedings. There are no: (a) pending or threatened suits, judgments, arbitration proceedings, administrative claims, executions or other legal or equitable actions or proceedings against Borrower, Maryland Loan Guarantor or the Property, (b) liens, mortgages (other than the Security Instrument), claims of lien or other encumbrances, except for the Permitted Encumbrances, against the Property which could reasonably have a material adverse effect on Borrower, Maryland Loan Guarantor or the Property, or (c) pending or threatened condemnation proceedings or annexation proceedings affecting the Property, nor any agreements to convey any portion of the Property, or any rights thereto to any person or entity not disclosed in this Agreement, including, without limitation, any government or governmental agency (other than with respect to the release contemplated by the Sixteenth Amendment to Loan and Security Agreement). Borrower, and, as applicable, Maryland Loan Guarantor agree to reimburse, indemnify and hold Lender harmless from and against any and all liabilities, judgments, costs, claims, damages, penalties, expenses, losses or charges (including, but not limited to, all legal fees and court costs) which may now or in the future be undertaken, suffered, paid, awarded, assessed or otherwise incurred as a result of or arising out of any breach of any of the representations or warranties made in this Section (the “Title Indemnification Costs”).
(b)    Compliance with Laws. Borrower and, as applicable, Maryland Loan Guarantor have not received any written notice from any governmental entity claiming that Borrower, Maryland Loan Guarantor or the Property is not presently in compliance with any laws, ordinances, rules and regulations bearing upon the use and operation of the Property, including, without limitation, any notice relating to building, zoning, environmental, life safety, wetlands, or handicapped accessibility laws, codes or regulations. All permits, licenses or other evidences of authority to use and operate the Property as it is presently being operated and as contemplated by the Loan Documents are current, valid and in full force and effect.
(c)    Taxes. All real estate taxes, personal property taxes, sales taxes and similar liabilities, assessments or expenses currently due and payable with respect to the Property have been fully and timely paid or are being contested in accordance with the provisions of Section 7.3 of the Loan Agreement.
2.6    Continuity of Representations. The representations and warranties contained in this Agreement are true and correct in all material respects as of the Execution Date and the Effective Date and will survive the termination of this Agreement by the passage of time or otherwise. Borrower and, as applicable, Maryland Loan Guarantor reaffirms and confirms the truth and accuracy of all representations and warranties set forth in the Loan Documents as if made on the Effective Date, except to the extent such representations and warranties may be subject to change in the ordinary course of Borrower’s or, as applicable, Maryland Loan Guarantor’s business (to the extent permitted by the Loan Documents).
ARTICLE 3
COVENANTS OF BORROWER AND MARYLAND LOAN GUARANTOR
Borrower and, as applicable, Maryland Loan Guarantor covenant and agree with Lender that:
3.1    Compliance with Loan Documents. Borrower and, as applicable, Maryland Loan Guarantor agree to comply with and be bound by all the terms, covenants and agreements, conditions and provisions set forth in the Loan Documents, as modified pursuant to this Agreement and the other Modification Documents.
3.2    Notice of Proceedings. Borrower and, as applicable, Maryland Loan Guarantor shall notify Lender in writing, promptly after acquiring knowledge, either directly or through any agent, of the institution of any suit, administrative proceeding, adversary proceeding or other legal proceedings which may materially affect the operations, financial condition, title or business of the Property or the transactions contemplated by this Agreement.
3.3    Release and Covenant Not To Sue. In consideration of Lender’s agreement to the terms of this Agreement, Borrower, Maryland Loan Guarantor and Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective successors and assigns, waive, remise, release, acquit, satisfy and forever discharge all of Lender Parties, from any and all manner of debts, accountings, bonds, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, obligations, expenses, damages, judgments, executions, actions, claims, counterclaims, demands, defenses, setoffs, and causes of action of any kind or nature whatsoever, at law or in equity, known or unknown, either now accrued or subsequently maturing, which any of them now has or hereafter can, shall or may have by reason of any matter, cause or thing, from the beginning of the world to and including the later of the Execution Date and the Effective Date, and arising out of or relating to (a) the Loan, (b) the Loan Documents, (c) the Indebtedness, (d) the Property, and (e) any other agreement or transaction between Borrower, Maryland Loan Guarantor and/or Guarantor and any of Lender Parties concerning matters arising out of or relating to the items set forth in subsections (a) - (d) above. Borrower,

Maryland Loan Guarantor, by execution of the Joinder, on behalf of themselves and their partners, members, officers, directors, shareholders, and trustees and each of their respective heirs, successors and assigns, covenant and agree never to institute or cause to be instituted or continue prosecution of any suit or other form of action or proceeding of any kind or nature whatsoever against any of Lender Parties by reason of or in connection with any of the foregoing matters, claims or causes of action.
3.4    Bankruptcy. In the event that any of Borrower Parties shall take any action constituting a Debtor Proceeding, and such action causes Lender to seek necessary or appropriate relief, Lender shall thereupon be entitled to and Borrower and Maryland Loan Guarantor irrevocably consent to (a) the relief from any automatic stay imposed by Section 362 of Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in this Agreement with respect to the Property and as otherwise provided by law, and Borrower and Maryland Loan Guarantor hereby irrevocably waive any right to object to such relief, and (b) an order from the bankruptcy court prohibiting Borrower’s and, as applicable, Maryland Loan Guarantor’s use of all “cash collateral” (as defined in Section 363 of the Bankruptcy Code). The provisions of this Section shall survive the termination of this Agreement.
3.5    Modification Fees. Borrower shall pay Lender non-refundable modification fees (collectively, “Modification Fees”) as follows:
(a)    First Modification Fee. A first modification fee in the total amount of $1,593,878.21 (the “First Modification Fee”), which is 1.0% of the Principal Balance, shall be deemed earned by Lender and due to Lender on the Execution Date and payable simultaneously with each Property Release under the terms of Section 2.3.4 of the Loan Agreement, as amended by this Agreement. At the time of each such Property Release, Borrower shall pay a portion of the First Modification Fee in the amount of 1% of the Net Sale Proceeds (as defined below). To the extent that the First Modification Fee has not been paid in full from Property Releases by July 1, 2017 (the “First Performance Date”) and provided there has been no Event of Default after the Effective Date to and including the First Performance Date, such failure shall not constitute an Event of Default and Borrower shall pay the remaining unpaid balance of the First Modification Fee from Property Releases after the First Performance Date. Upon any Event of Default after the Effective Date, the remaining unpaid balance of the First Modification Fee shall be payable in full. Borrower acknowledges and agrees that the First Modification Fee shall be deemed earned by Lender and due to Lender on the Execution Date notwithstanding the date(s) upon which Borrower is to pay the First Modification Fee and the date upon which Borrower ultimately pays the Indebtedness, and shall not be applied by Lender at any time to reduce the Indebtedness.
(b)    Second Modification Fee. A second modification fee in the total amount of 1.5% of the then outstanding principal balance of the Loan as of the First Performance Date (the “Second Modification Fee”) shall be deemed earned by Lender and due to Lender on the First Performance Date and payable simultaneously with each Property Release after the First Performance Date. At the time of each such Property Release, Borrower shall pay a portion of the Second Modification Fee at the amount of 1% of the Net Sale Proceeds. To the extent that the Second Modification Fee has not been paid in full from Property Releases by July 1, 2018 (the “Second Performance Date”) and provided there has been no Event of Default after the First Performance Date, such failure shall not constitute an Event of Default and Borrower shall pay the remaining unpaid balance of the Second Modification Fee from Property Releases after the Second Performance Date. Upon any Event of Default after the First Performance Date, the remaining unpaid balance of the Second Modification Fee shall be payable in full. Borrower acknowledges and agrees that the Second Modification Fee shall be deemed earned by Lender and due to Lender on the First Performance Date, notwithstanding the date(s) upon which Borrower is to pay the Second Modification Fee and the date upon which Borrower ultimately pays the Indebtedness, and shall not be applied by Lender at any time to reduce the Indebtedness.
(c)    Third Modification Fee. A third modification fee in the total amount of 2.0% of the then outstanding principal balance of the Loan as of the Second Performance Date (the “Third Modification Fee”) shall be deemed earned by Lender and due to Lender on the Second Performance Date and payable simultaneously with each Property Release after the Second Performance Date. At the time of each such Property Release, Borrower shall pay a portion of the Third Modification Fee at the amount of 1% of the Net Sale Proceeds. To the extent that the Third

Modification Fee has not been paid in full from Property Releases by July 1, 2019 (the “Extended Maturity Date”) and provided there has been no Event of Default after the Second Performance Date, such failure shall not constitute an Event of Default and Borrower shall pay the remaining unpaid balance of the Third Modification Fee simultaneously with payoff of the Indebtedness. Upon any Event of Default after the Second Performance Date, the remaining unpaid balance of the Third Modification Fee shall be payable in full. Borrower acknowledges and agrees that the Third Modification Fee shall be deemed earned by Lender and due to Lender on the Second Performance Date, notwithstanding the date(s) upon which Borrower is to pay the Third Modification Fee and the date upon which Borrower ultimately pays the Indebtedness, and shall not be applied by Lender at any time to reduce the Indebtedness.
(d)    Source of Payment. The First Modification Fee, the Second Modification Fee and the Third Modification Fee (individually and collectively, the “Modification Fee”) shall be paid from Property Releases only to the extent that Net Sale Proceeds from such Sale(s) is equal to or greater than the Minimum Release Price for such Release Property. If Net Sale Proceeds from any Sale(s) is less than the Minimum Release Price for such Release Property (and agreed to by Lender in accordance with Section 4.6(a) below), the portion of the Modification Fee to be paid upon such Sale(s) shall accrue and shall be paid by Borrower from Net Sale Proceeds from future Sales for which the Net Sales Proceeds exceed the Minimum Release Price; provided, however, that (i) any accrued and unpaid First Modification Fee must be paid in full in any event by the First Performance Date, (ii) any accrued and unpaid Second Modification Fee must be paid in full in any event by the Second Performance Date, and (iii) any accrued and unpaid Third Modification Fee must be paid in full in any event by the Maturity Date. In no event shall the Indebtedness be deemed paid in full until the Modification Fees have been paid in full. Notwithstanding anything to the contrary contained herein, at the closing of a sale of any Release Property, Borrower shall have the right but not the obligation to direct any Net Sale Proceeds in excess of the sum of (1) the Minimum Release Price and (2) any Modification Fees then due and payable (including but not limited to the portion of the Modification Fee due and owing as a result of the subject Sale) to the payment of any Modification Fee that has been earned but is not yet due and payable..
3.6    Payment of Transaction Costs and Expenses. Borrower shall pay all reasonable costs incurred in connection with the preparation, negotiation, execution and delivery of the Modification Documents, including, without limitation (the “Transaction Expenses”): (a) the legal fees and disbursements of Lender’s general counsel, Bilzin Sumberg Baena Price & Axelrod LLP, and Lender’s local counsel, if applicable; (b) all recording costs, taxes, transfer taxes, documentary stamps and other charges, costs and fees due upon the recording of assignments of the Loan Documents to Lender, if not previously recorded, and upon the recording of this modifications of the Security Instrument, if required by Lender (the “Security Instrument Modification”); (c) the costs of updating Lender’s policies of title insurance insuring the Security Instrument to a current date and endorsing such policies (collectively, the “Title Endorsements”) to (i) change the effective date to the date of recording of the Security Instrument Modifications; (ii) change the name of the insured to Lender; (iii) show no additional exceptions to Schedule B of said title insurance policy except as approved by Lender in writing and (iv) provide such other coverage as may be requested by Lender; (d) the costs of obtaining and delivering to Lender tax, municipal violation, UCC records, judgment and bankruptcy searches in the State and in the local jurisdictions where the Property is located (the “Searches”), each satisfactory to Lender; and (e) certificates of good standing issued by the applicable Secretary of State for all Borrower Parties (the “Certificates of Good Standing”). The Transaction Expenses shall be paid by Borrower simultaneously with the execution of this Agreement. To the extent invoices for any loan modification related expenses are received after the execution of this Agreement, Borrower shall reimburse Lender for such amounts within ten (10) Business Days of demand therefor. Borrower acknowledges and agrees that Lender shall not apply any of the Transaction Expenses at any time to reduce the Indebtedness.
3.7    Additional Documents. Simultaneously with the Execution Date or such later date as provided in a Post-Closing Agreement with respect to Searches and Title Endorsements, Borrower shall deliver or cause to be delivered to Lender the Title Endorsements, the Searches, the Certificates of Good Standing and such affidavits, indemnities, certificates and legal opinions, and all other instruments and agreements provided for under this Agreement regarding among other things formation and authorization of Borrower Parties and enforceability of the Modification Documents, as may be requested by Lender.

3.8    Further Assurances. Borrower and Maryland Loan Guarantor shall execute and deliver to Lender such agreements, instruments, documents, financing statements and other writings as may be reasonably requested from time to time by Lender to perfect and to maintain the perfection of Lender’s security interest in and to the Property and to consummate the transactions contemplated by or in the Loan Documents and this Agreement.
ARTICLE 4
MODIFICATIONS
4.1    Maturity Date. The Maturity Date of the Note is extended to the Extended Maturity Date, i.e., July 1, 2019.
4.2    Principal Paydown Performance Requirements. Borrower shall be required to pay to Lender a minimum of $60,000,000 in principal in the aggregate from Property Releases or other sources no later than the First Performance Date (the “First Principal Paydown Performance Requirement”), and any failure to meet the First Principal Paydown Performance Requirement shall be an Event of Default under the Loan Documents. Borrower shall be required to pay a minimum of $115,000,000 in principal in the aggregate (including the $60,000,000 in the preceding sentence) from Property Releases or other sources no later than the Second Performance Date (the “Second Principal Paydown Performance Requirement”), and any failure meet the Second Principal Paydown Performance Requirement shall be an Event of Default under the Loan Documents. In the event that one or more Individual Properties are the subject of Approved Contract(s) (as defined below) on or before the First Performance Date or the Second Performance Date, as applicable, and the anticipated Net Sale Proceeds from the Sales under such Approved Contract(s) can be reasonably expected to result in Borrower meeting the First Principal Paydown Performance Requirement or the Second Principal Paydown Performance Requirement, as applicable, then the First Performance Date or the Second Performance Date, as applicable, shall be extended by a period of three (3) months (the “Principal Paydown Performance Extension”). No Principal Paydown Performance Extension shall apply to the Extended Maturity Date. All principal paydowns made in accordance with this Agreement shall be paid without the imposition of any Yield Maintenance Premium.
4.3    Date of Payments. Borrower acknowledges and agrees that any payment of the Indebtedness permitted by the Loan Documents, as amended hereby, or otherwise accepted by Lender must be made on, but not before or after, a Payment Date (or if accepted by Lender after maturity the day of the month that would have been a Payment Date if prior to maturity), provided, however, if Borrower desires to make any payment of the Indebtedness permitted by the Loan Documents, as amended hereby, or otherwise accepted by Lender on any other date of a month, Borrower may do so provided that, in such event, the term “Indebtedness” shall include interest on the unpaid principal balance being paid at the interest rate then in effect through and including the Payment Date of the next month in which payment is made, which is the date on which such payment shall be credited to the Indebtedness.
4.4    Monthly Payments. Commencing on the Effective Date and continuing on each and every Payment Date thereafter until the Maturity Date, monthly payments of principal due under the terms of the Note shall be suspended such that Borrower shall pay to Lender monthly payments consisting of interest in arrears accruing during the entire Interest Period ending immediately prior to such Payment Date on the outstanding principal balance of the Loan at the rate of 6.35% per annum. In the event of (a) an Event of Default under the terms of the Loan Documents after the Effective Date or (b) any payment default under or Acceleration (as defined below) of the ABL/FILO Loans (as defined below), which payment default under and Acceleration shall, in any and each event and for the avoidance of doubt, constitute Events of Default under the Loan Documents, the suspension of monthly payments of principal shall terminate such that, absent an acceleration of the Loan under the terms of the Loan Documents, Borrower shall pay to Lender monthly payments consisting of principal and interest calculated in accordance with the terms of the Note. The outstanding principal balance of the Loan and all accrued and unpaid interest thereon and all other fees and sums then payable under the terms of the Loan Documents shall be due and payable in full on the Maturity Date. “Acceleration” of the ABL/Loans shall mean any event or circumstance resulting in all of amounts due under or with respect to the ABL/FILO Loans becoming then immediately due and payable. “ABL/FILO Loans” shall mean the loans and financial accommodations made on or about August 4, 2006 to Master Lessee by Wells Fargo Bank, National Association successor by merger to Wachovia Bank, National Association, successor by merger to Congress Financial Corporation, as administrative and collateral agent for the Second Lien Lenders and for the Bank Product Providers (as defined below), as holder of the second lien position against the assets of Master Lessee, together with various financial institutions, Wells Fargo Capital Finance, LLC, and Bank of America, N.A., as joint lead arrangers for the credit facility, Regions Bank, as sole syndication agent for the credit facility, Bank of America, N.A., Wells Fargo Capital Finance, LLC, and JPMorgan Chase Bank, N.A., as documentation agents, Master Lessee, BlueLinx Services Inc., a Georgia corporation, and BlueLinx Florida LP, a Florida limited partnership, BlueLinx Florida Holding No. 1 Inc., a Georgia corporation and BlueLinx Florida Holding No. 2 Inc., a Georgia corporation, pursuant an Amended and Restated Loan and Security Agreement.
4.5    LCR Deterioration Reserve Account. Borrower and Lender agree that immediately prior to the effectiveness of this Modification Agreement, a Low LCR Cash Sweep Period is currently in effect. Borrower acknowledges Lender had the right, as set forth in the Loan Documents, and that Lender exercised its right prior to the Effective Date to apply an amount equal to $8,174,979.88 from funds in the LCR Deterioration Reserve Account, one-half (1/2) to Note A-1 and one-half (1/2) to Note A-2, without the imposition of any Yield Maintenance Premium. Promptly after the Effective Date, Lender shall release the remaining sum of $3,100,000.00 in the LCR Deterioration Reserve Account to Borrower. As of the Effective Date, the Low LCR Cash Sweep Period shall end and shall only hereafter occur in the event of (a) an Event of Default under the terms of the Loan Documents after the Effective Date or (b) any Acceleration of the ABL/FILO Loans.
4.6    Property Releases.
(a)    Amended Definitions. “Release Price” shall hereafter mean one hundred percent (100%) of the greater of (i) the Minimum Release Prices set forth on the attached Exhibit C (the “Minimum Release Prices”) and (ii) the Net Sale Proceeds (as defined below) for the subject Release Property. In the event that Net Sale Proceeds from any Sale is less than the Minimum Release Price for such Release Property, Lender may, in its reasonable discretion, agree to accept the Net Sale Proceeds in lieu of the Release Price.
(b)    New Definitions. The following new definitions shall apply to this Section:
(i)    “Approved Contract” shall mean a fully executed and complete contract for sale and purchase for a Sale entered into by the applicable Borrower or, as applicable, Maryland Loan Guarantor or owner of Borrower or, as applicable, Maryland Loan Guarantor with a bona fide arms-length unrelated third party purchaser which is not an Affiliate of Borrower after Borrower or, as applicable, Maryland Loan Guarantor has actively and continuously marketed and sought to sell the Release Property through a third party broker that is not an Affiliate of Borrower and that is experienced in selling assets similar to the Release Property in the same market as the Release Property in a manner intended to maximize recovery on the Loan by including a Gross Sale Price which represents the fair market value of the Release Property. In no event shall any of the Net Sale Proceeds under an Approved Contract be paid to anyone other than the applicable Borrower or Maryland Loan Guarantor. In addition to the foregoing, Lender may approve as an “Approved Contract” in its sole and absolute discretion a contract for sale and purchase for a Sale (1) with an Affiliate or (2) that is the result of an unsolicited bid from a bona fide arms-length unrelated third party purchaser which is not an Affiliate of Borrower.
(ii)    “Gross Sales Price” shall mean the actual gross sales price for a Release Property upon a Sale.
(iii)    “Net Sale Proceeds” shall mean the actual Gross Sales Price as set forth in an Approved Contract, minus only the actual costs of (i) any sales commission due to brokers that are not an Affiliate of Borrower (provided the commission shall not exceed the customary sales commission due with respect to the sale of similar property in the area in which the Release Property is located), (ii) title insurance expenses, (iii) reasonable attorneys’ fees and costs expressly relating to the closing of the Release Property, (iv) transfer taxes, (v) recording fees, and (vi) other normal and customary closing costs, all only to the extent expenses paid by Borrower or, as applicable, Maryland Loan Guarantor under the Approved Contract and approved by Lender in its sole and absolute discretion (such amount to be deducted from the Gross Sales Price in order to calculate Net Sale Proceeds, the “Sale Deduction

Amount”). The Sale Deduction Amount shall not include prorations for rent and other income, real estate taxes that are reimbursed by tenants, operating expenses, security deposits and other revenues and expenses of the Release Property that are adjusted between the parties. The Sale Deduction Amount shall be set forth on the closing statement executed by the applicable Borrower or, as applicable, Maryland Loan Guarantor and the purchaser under the Approved Contract. The preliminary closing statement reflecting the Gross Sales Price and items comprising the Sale Deduction Amount as preliminarily computed shall be submitted to Lender for its review and approval, in Lender’s sole and absolute discretion, of the calculation of Net Sale Proceeds no less than five (5) Business Days prior to closing of the Sale, with the final closing statement to be submitted to Lender for its final review and approval, in Lender’s sole and absolute discretion, of the calculation of Net Sale Proceeds no less than two (2) Business Days prior to closing of the Sale.
(iv)    “Sale” shall mean the sale of any Release Property or the sale of 100% of the ownership interests in the Borrower or, as applicable, Maryland Loan Guarantor that is the owner of a Release Property.
(c)    Property Release Notice. Section 2.3.4(a) of the Loan Agreement is amended to require that Property Release Notices be given no later than thirty (30) days prior to the date of such desired Property Release. In addition, simultaneously with delivering any Property Release Notice to Lender, Borrower shall deliver to Lender the contract for the subject Sale for approval of such contract as an Approved Contract. Simultaneously with providing the contract to Lender for its approval as an Approved Contract, Borrower shall deliver to Lender evidence satisfactory to Lender that the contract qualifies to meet the definition of Approved Contract, including, without limitation, demonstration of the full marketing plan and process that resulted in the contract, including all marketing materials and lists of parties to which the marketing materials were delivered (to the extent such lists are practical and if not practical a description of the parties to which same were delivered) and parties that made offers, including the terms of such offers and all best and final offers received for the Release Property. The Property Release Notice shall include a certification by Borrower that all of the materials delivered by Borrower to Lender under the preceding sentence are true and complete in all material respects such that Lender can determine, in its sole and absolute discretion, utilizing that information and other information available to Lender, that above marketing requirements were satisfied. Lender shall have ten (10) Business Days of its receipt of a Property Release Notice and related contract to approve or disapprove in its sole and absolute discretion the marketing process. Notwithstanding the foregoing, a proposed contract other than a Sale with an Affiliate that provides for Net Sale Proceeds in excess of the Minimum Release Price for such Release Property shall be an Approved Contract.
(d)    Sale Delivery. Section 2.3.4(h) of the Loan Agreement is amended to require Borrower or, as applicable, Maryland Loan Guarantor to deliver at the time of closing of any Sale a certification signed by a senior executive officer of such entity that the provisions of Section 2.3.4, as modified by this Agreement, have been satisfied in connection with such Sale.
4.7    Master Lease. Section 5.1.21 is hereby amended to require that the Master Lease shall have a term extending at least through July 1, 2024. As a condition to Lender’s agreement to this Agreement, Borrower and Maryland Loan Guarantor shall deliver to Lender amendments to the Master Lease setting for the extension of the term as required in the preceding sentence and to the SNDA confirming that the SNDA extends to the amendment to the Master Lease and including updated estoppel representations acceptable to Lender.
4.8    Full Recourse. Section 18.1.2(f), (g), (h) and (i) are hereby amended to delete the words “any actual out-of-pocket loss, damage, cost, expense, liability, claim and any other obligation incurred by or on behalf of Lender arising out or in connection with” at the beginning of each such Subsection and to insert in lieu thereof the words “full recourse for the Indebtedness and all other obligations of Borrower and Maryland Loan Guarantor to Lender under the Loan Documents upon”. Sections 18.1.2(e) is hereby amended to delete the words “any actual out-of-pocket loss, damage, cost, expense, liability, claim and any other obligation incurred by or on behalf of Lender arising out or in connection with” at the beginning of each such Subsection, to insert in lieu thereof the words “full recourse for the Indebtedness and all other obligations of Borrower and Maryland Loan Guarantor to Lender under the Loan Documents upon” and to add the following at the end of such section: “and one or more Borrowers or Maryland Loan Guarantor is substantively consolidated with any person or entity (other than another Borrower or Maryland Loan Guarantor) who is a debtor in a Debtor Proceeding over the objection of Lender.

4.9    AFL/FILO Loans. As a condition to Lender’s execution of this Agreement, Lender shall receive a first priority pledge of 100% of the equity in each Borrower and Maryland Loan Guarantor and Lender shall consent to a second priority pledge of 100% of the equity in each Borrower and Maryland Loan Guarantor with respect to the ABL/FILO Loans and there shall be certain modifications made to the ABL/FILO Loans, all of which shall be subject entirely to the terms of an intercreditor agreement executed and delivered by and between Lender and the holders of the ABL/FILO Loans simultaneously with the execution of this Agreement, all in form and substance acceptable to Lender in its sole and absolute discretion. Simultaneously with the delivery to the holders of the ABL/FILO Loans of projections for the immediately succeeding thirteen (13) weeks, Borrower shall deliver such projections to Lender.
4.10    Personal to Borrower and Maryland Loan Guarantor. The terms of this Agreement shall be personal to Borrower and Maryland Loan Guarantor and shall not be assumable in connection with any sale, assignment or transfer of the Property or in and Maryland Loan Guarantor inure to the direct or indirect benefit to any transferee in connection with any sale, assignment or transfer of direct or indirect interests in Borrower and Maryland Loan Guarantor. Borrower, Maryland Loan Guarantor and Guarantor, by execution of the Joinder, acknowledges and agrees that from and after the Effective Date, none of Borrower, Maryland Loan Guarantor, Guarantor or any party acting through or on behalf of them will have any right or ability to cause the Loan or any part thereof to be assumed by or benefit any another person or entity. For the avoidance of doubt, any transfers permitted under the Loan Documents without Lender consent shall no longer be permitted. Any violation of the foregoing shall be an Event of Default under this Agreement and the Loan Documents
4.11    No Subordinate or Mezzanine Financing. Borrower, Maryland Loan Guarantor and Guarantor, by execution of the Joinder in form and substance attached hereto, acknowledge and agree that Borrower and Maryland Loan Guarantor shall have no right to obtain any subordinate or mezzanine financing of any kind with respect to the Property or interests in Borrower or Maryland Loan Guarantor at any time prior to the Loan being paid and the Property released from the lien of the Security Instrument. All references in the Loan Documents to any permitted subordinate financing and/or mezzanine financing shall be deleted and of no further force or effect.
4.12    Guarantor. As a condition to Lender’s execution of this Agreement, Guarantor shall execute and deliver to Lender, simultaneously with the execution of this Agreement, the Joinder in form and substance attached hereto.
4.13    UCC Financing Statements. Borrower and Maryland Loan Guarantor hereby grant and confirm unto Lender a first lien priority security interest in all Collateral to the maximum extent permitted by the Uniform Commercial Code, as may have been amended subsequent to the making of the Loan. Borrower and Maryland Loan Guarantor hereby further consent to the filing of any financing statements or Uniform Commercial Code forms required to be filed in the applicable states or any other filing office (collectively “Filings”) in order to perfect said interest and, notwithstanding anything contained in any of the Loan Documents to the contrary, in accordance with the Uniform Commercial Code, as amended subsequent to the making of the Loan, said Filings may be made by Lender without the consent or signature of Borrower or Maryland Loan Guarantor.
4.14    Amendment to Loan Agreement, Security Instrument and Other Loan Documents. As used in the Loan Agreement, the Security Instrument and the other Loan Documents, the term “Note” shall mean the Note for the Loan, as the same has been amended hereby and as the same may hereafter be amended, modified, extended or renewed from time to time.
4.15    References to Note, Loan Agreement, Security Instrument and Loan Documents. All references to the Note, Loan Agreement, Security Instrument and Loan Documents in the Loan Documents for the Loan shall mean and refer to the Note, Loan Agreement, Security Instrument and other Loan Documents for the Loan, all as modified by the terms of this Agreement and any subsequent modifications, renewals or replacements thereof.

ARTICLE 5
EVENTS OF DEFAULT; REMEDIES

5.1    Events of Default. Each of the following shall constitute an additional Event of Default under the Loan Documents. The reference to Events of Default contained in this Section shall not be deemed exclusive and, notwithstanding Section 6.15 of this Agreement, shall not supersede all other Events of Default contained in the Loan Documents.
(a)    Action against Lender Parties. If any Borrower Party shall file or institute against any of Lender Parties any lawsuit, complaint, administrative claim, adversary proceeding or other legal action, directly or indirectly, relating to the Loan or the Property.
5.2    Lender’s Rights upon Occurrence of Event of Default.
(d)    Upon the occurrence of an Event of Default after the Effective Date, Lender shall immediately be entitled, without further notice to any Borrower Parties to exercise any or all of Lender’s rights and remedies under this Agreement and the Loan Documents, in equity and at law (all of such rights and remedies being cumulative), including, but not limited to and as determined by Lender in its sole discretion, demanding immediate payment of the entire Indebtedness, commencing proceedings seeking appointment of a receiver (“Receiver”) for the Property and/or the other Collateral, with or without, at Lender’s discretion, the power, among other things, to market, sell and convey the Property, at Lender’s option (“Receivership Proceedings”), exercising any assignment of leases and rents (whether or not involving the appointment of a Receiver) (“ALR Exercise”), causing Borrower and, as applicable, Maryland Loan Guarantor to market, sell and convey the Property, severing the Note and other Loan Documents, commencing or, if already commenced, completing foreclosure proceedings against Borrower, Maryland Loan Guarantor, the Property and/or the other Collateral, whether by stipulation to judicial action or non-judicial power of sale, if applicable (“Foreclosure Proceedings”) or taking title to the Property and/or the other Collateral by consensual deed in lieu of foreclosure (“Deed in Lieu of Foreclosure”), and enforcing the Guaranty (any of same and collectively, “Lender’s Enforcement Actions”).
(e)    Upon the occurrence of an Event of Default after the Effective Date:
(v)    it is the express intent of Borrower Parties and Lender that Lender shall acquire possession of and title to the Property and the other Collateral at the earliest possible date, with full cooperation of Borrower Parties and without any action by any Borrower Parties of any kind or nature whatsoever, either directly or indirectly, to delay, oppose, challenge, impede, obstruct, hinder, enjoin or otherwise interfere with Lender or any of Lender’s Enforcement Actions (any of same, “Interfere”).
(vi)    Borrower Parties shall cooperate and comply with the exercise by Lender of any and all of Lender's rights and remedies against Borrower Parties with respect to the Loan, the Loan Documents, this Agreement, the Property and the other Collateral, in equity and at law, including, without limitation, any Lender Enforcement Actions.
(vii)    Borrower Parties agree to waive and do hereby waive and release any and all defenses and other rights they may otherwise have to contest an Event of Default occurring after the Effective Date and Lender’s Enforcement Actions, provided, however Borrower may raise good faith defenses in any Lender's Enforcement Actions provided that Borrower prosecutes such defense diligently and in good faith and a court of competent jurisdiction does not ultimately find that the defense was not made in good faith.
5.3    Severance of Loan Documents. Upon the occurrence of an Event of Default after the Effective Date, Lender shall have the unrestricted right at any time and from time to time in its sole and absolute discretion to sever Note A-1 and Note A-2 and the other Loan Documents into one or more separate notes, mortgages, deeds of trust, and other security documents (“Severed Loan Documents”) in such denominations and priorities as Lender shall determine in its sole and absolute discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower Parties shall cooperate in all reasonable respects with Lender hereunder. Borrower Parties’ cooperation obligation shall continue until Note A-1 and Note A-2 have been repaid in full. Borrower and, as applicable, Maryland Loan Guarantor shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement, replacement notes, replacement mortgages or deeds of trust, modifications to the Security Instrument and such other documents as Lender shall request to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower and Maryland Loan Guarantor hereby absolutely and irrevocably appoint Lender as their true and lawful attorney, coupled with an interest, in their name, place and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower and Maryland Loan Guarantor ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) Business Days after notice has been given to Borrower and Maryland Loan Guarantor by Lender of Lender’s intent to exercise its rights under such power. Borrower shall be obligated on demand to pay Lender’s costs and expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents and same shall constitute a part of the Indebtedness if not paid by Borrower upon such demand.
5.4    Stipulation to Receivership and Foreclosure.
(a)    Without limiting Section 5.2 of this Agreement, upon the occurrence of an Event of Default after the Effective Date and demand by Lender with respect to any Receivership Proceedings and/or Foreclosure Proceedings, Borrower and, as applicable, Maryland Loan Guarantor will execute and deliver to Lender a joint or agreed stipulation, consent or similar documentation appropriate for the jurisdiction in which the Property is located for entry of an order appointing a Receiver (collectively, a “Stipulation”), which provides for the entry of an order appointing a Receiver (“Receivership Order”), if required by Lender, and a final and non-appealable judgment of foreclosure (the “Foreclosure Judgment”), as well as, if required by Lender, specifying the total amount of the Loan.  Upon execution and delivery of a Stipulation by Borrower and, as applicable, Maryland Loan Guarantor, Lender may immediately proceed in accordance with the Stipulation to have the Receivership Order entered and/or the Foreclosure Judgment entered, and Borrower Parties shall fully cooperate with Lender to effect entry of the Receivership Order and the Foreclosure Judgment.
(b)    Except as may be required by applicable law or the applicable court, the absence of Borrower and, as applicable, Maryland Loan Guarantor from any hearing (in chambers or in open court) which may be conducted to consider Lender’s application to obtain a Receivership Order or a Foreclosure Judgment or the exercise by Lender of any other right or remedy, under this Agreement and/or the Loan Documents shall not in any way limit Lender’s right to obtain or enforce a Receivership Order and/or a Foreclosure Judgment or to exercise any such other rights and remedies.
(c)    None of Borrower Parties has any right (all such rights being waived) to collaterally attack any Receivership Order or a Foreclosure Judgment to make any attempts to open or otherwise challenge by any means whatsoever any Receivership Order or Foreclosure Judgment.
(d)    Each of Borrower Parties has waived and does waive any and all rights to require that Lender proceed in any particular order in connection with Lender's enforcement of other rights and remedies under this Agreement and/or the Loan Documents.
5.5    Conveyance Documents. Upon the occurrence of an Event of Default after the Effective Date and in connection with a Foreclosure Judgment, or a Deed in Lieu of Foreclosure, Borrower and, as applicable, Maryland Loan Guarantor shall execute and deliver to Lender or its designee all documents necessary to convey to Lender or its designee all ownership and development rights with respect to the Property, including, without limitation, a special warranty deed or its equivalent, all applicable state and local transfer forms and bulk sales releases required in connection with such a conveyance, owner’s affidavits and other customary affidavits and certificates, including tax withholding certificates, a bill of sale, an assignment and/or other conveyance documents necessary to transfer, convey and assign all leases, any service contracts for which Lender or its designee agrees to accept an assignment, all tangible and intangible, real and personal and mixed property used, useable or intended to be used in connection with the ownership, management and/or use of the Property,, and such documents and instruments, including, without limitation, evidence of the authority of Borrower and, as applicable, Maryland Loan Guarantor to convey the Property to Lender or its designee and the good standing of Borrower and, as applicable, Maryland Loan Guarantor, as Lender, its designee or the title company insuring title to the Property may determine are necessary to issue to Lender or its designee an owner’s title insurance policy insuring the fee simple title to the Property, subject only to the Permitted Encumbrances. As further consideration of and as a material inducement to Lender to enter into this Agreement, Borrower and, as applicable, Maryland Loan Guarantor shall not Interfere with or oppose Lender in and hereby consents to any (i) action to quiet title, if any, which may be instituted by Lenders and/or any title company on behalf of Lender to perfect its right, title and interest in the Property, and (ii) Lender or its designee substituting into any condemnation proceedings with respect to the Property, if any.
5.6    Property Materials. If following an Event of Default after the Effective Date a sheriff’s, clerk’s or trustee’s deed for the Property is issued to Lender or its designee pursuant to a judicial or trustee’s sale, or if Lender or its designee acquires the Property by Deed in Lieu of Foreclosure or otherwise, promptly upon request by such acquiring party, Borrower and, as applicable, Maryland Loan Guarantor shall deliver and/or pay to Lender or its designee the following (to the extent in its possession) as to all or any portion of the Property acquired by Lender or its designee: (i) possession of the Property, (ii) the originals (or true and correct copies, if the originals are not available) of all guaranties and warranties given with respect to all or any portion of the Property or any improvement located thereon which Borrower and, as applicable, Maryland Loan Guarantor has in its possession, (iii) the originals (or true and correct copies, if the originals are not available) of all service contracts and management agreements then in effect with respect to the Property, (iv) the originals (or true and correct copies, if the originals are not available) of all plans, specifications, working drawings and surveys of or relating to the Property or to the construction of the buildings and related improvements located thereon, (v) the originals (or true and correct copies, if the originals are not available) of all governmental consents, approvals, licenses, permits, certificates of occupancy, zoning approvals, building permits and similar documents relating to the Property, (vi) copies of all books and records in any way relating to the Property, (vii) the balance of any funds in any security deposit accounts and any and all other tenant security deposits, and any and all advance rentals or similar fees, if any, (viii) the originals (or true and correct copies, if the originals are not available) of all termite or other inspection reports, bonds, warranties and guaranties relating to the Property, (ix) any and all income from the Property received by or on behalf of Borrower and, as applicable, Maryland Loan Guarantor and then being held by or on behalf of Borrower and, as applicable, Maryland Loan Guarantor; (x) true and correct copies of all certificates, binders and policies of insurance relating to the Property, (xi) the originals (or true and correct copies, if the originals are not available) of all contracts and agreements with contractors, architects, engineers, surveyors and others relating to all or any portion of the Property, (xii) the originals (or true and correct copies, if the originals are not available) of all tenant leases and occupancy agreements affecting all or any portion of the Property, (xiii) all leasing and other files, books and records with respect to all or any portion of the Property, and (xiv) any bankruptcy claims relating to any current or former tenant of the Property, duly assigned to Lender or its designee.
5.7    Cooperation Covenants. The covenants and agreements of Borrower Parties contained in Sections 5.2, 5.3 and 5.4 of this Agreement shall be referred to as the “Cooperation Covenants”. Borrower Parties shall be subject to recourse liability for the full Indebtedness and all other obligations of Borrower and, as applicable, Maryland Loan Guarantor to Lender under the Loan Documents upon any failure of any Borrower Parties after an Event of Default occurring after the Effective Date to comply with, or any attempt by any Borrower Parties after an Event of Default occurring after the Effective Date to Interfere with Borrower Parties’ compliance with, the Cooperation Covenants.
ARTICLE 6
MISCELLANEOUS
6.1    Survival of Provisions. Except as expressly otherwise provided, the covenants, acknowledgments, representations, agreements and obligations in this Agreement shall survive the payment in full of the Loan.
6.2    No Limitation of Remedies. No right, power or remedy conferred upon or reserved to or by Lender in this Agreement is intended to be exclusive of any other right, power or remedy conferred upon or reserved to or by Lender under this Agreement, the Loan Documents or at law. Each and every remedy shall be cumulative and concurrent, and shall be in addition to each and every other right, power and remedy given under this Agreement, the Loan Documents or now or subsequently existing in equity or at law.
6.3    No Waivers. Except as otherwise expressly set forth in this Agreement, nothing contained in this Agreement shall constitute a waiver of any rights or remedies of Lender under the Loan Documents, in equity or at law. No delay or failure on the part of any Party in the exercise of any right or remedy under the Loan Documents or this Agreement shall operate as a waiver, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action or forbearance by any Party contrary to the provisions of the Loan Documents or this Agreement shall be construed to constitute a waiver of any of the express provisions. Any Party may in writing expressly waive any of such Party’s rights under this Agreement or the Loan Documents without invalidating this Agreement or the Loan Documents.
6.4    Successors or Assigns. Whenever any Party is named or referred to in this Agreement, the heirs, executors, legal representatives, successors, successors-in-title and assigns of such Party shall be included. All covenants and agreements in this Agreement shall bind and inure to the benefit of the heirs, executors, legal representatives, successors, successors-in-title and assigns of the Parties, whether so expressed or not.
6.5    Construction of Agreement. Each Party acknowledges that it has participated in the negotiation of this Agreement. No provision of this Agreement shall be construed against or interpreted to the disadvantage of any Party by any court or other governmental or judicial authority by reason of such Party having or being deemed to have structured, dictated or drafted such provision. Borrower and Maryland Loan Guarantor at all times have had access to or the right to access to an independent attorney in the negotiation of the terms of and in the preparation and execution of this Agreement and the Modification Documents. Borrower and, as applicable, Maryland Loan Guarantor hereby acknowledge that Lender’s counsel is not representing Borrower or Maryland Loan Guarantor or any interests of Borrower or Maryland Loan Guarantor in connection with this Agreement or any other matter and that, unless Borrower and Maryland Loan Guarantor are represented by counsel, Borrower and Maryland Loan Guarantor has made the informed decision to not consult with an attorney of Borrower’s choice prior to the execution of this Agreement and the Modification Documents. Borrower has had the opportunity to review and analyze this Agreement for a sufficient period of time prior to execution and delivery. No representations or warranties have been made by or on behalf of Lender, or relied upon by Borrower, pertaining to the subject matter of this Agreement, other than those set forth in this Agreement. All prior statements, representations and warranties, if any, are totally superseded and merged into this Agreement, which represents the final and sole agreement of the Parties with respect to the subject matters of this Agreement. All of the terms of this Agreement were negotiated at arm’s length, and this Agreement was prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the Parties upon the others. The execution and delivery of this Agreement is the free and voluntary act of Borrower and Maryland Loan Guarantor.
6.6    Invalid Provision to Affect No Others. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or any related transaction at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity. If any clause or provision operates or would prospectively operate to invalidate this Agreement, in whole or in part, then such clause or provision only shall be deemed deleted, as though not contained, and the remainder of this Agreement shall remain operative and in full force and effect.
6.7    Usury. This Agreement and all other agreements made by Borrower relating directly or indirectly to the Indebtedness are expressly limited so that in no event or contingency whatsoever shall the amount of interest received, charged or contracted for by Lender exceed the highest lawful amount of interest permissible under the laws of the State. If, under any circumstances whatsoever, performance of any provision of the Note, the other Loan Documents or this Agreement, at the time performance of such provision shall be due, shall result in the highest lawful rate of interest permissible under the laws of the State being exceeded, then ipso facto, the amount of interest received, charged or contracted for by Lender shall be reduced to the highest lawful amount of interest permissible under the laws of the State, and if for any reason whatsoever, Lender shall ever receive, charge or contract for, as interest, an amount which would be deemed unlawful, such amount of interest deemed unlawful shall be applied to principal

(whether or not due and payable) or refunded to Borrower (if all principal has been paid) and not to the payment of interest.
6.8    Indemnity. Borrower agrees to indemnify and hold harmless Lender from any liabilities, costs, expenses (including attorneys and paralegal fees at all tribunal levels) or claims of the State or any other governmental agency for documentary stamps, transfer taxes or recordation taxes, recording fees, intangible taxes and any interest or penalties thereon which may be or become due in connection with (a) the execution, delivery or recording of this Agreement or (b) the transactions contemplated by this Agreement.
6.9    Notices. Any and all notices, elections, approvals, consents, demands, requests and responses (“Communications”) permitted or required to be given under this Agreement or the Loan Documents shall not be effective unless in writing, signed by or on behalf of the Party giving the same, and sent by hand delivery or overnight courier service (such as Federal Express), to the Party to be notified at the address of such Party set forth below or at such other address within the continental United States as such other Party may designate by notice specifically designated as a notice of change of address and given in accordance with this Section. Any Communications shall be effective upon the earlier of their receipt or three days after mailing in the manner indicated in this Section. Receipt of Communications shall occur upon actual delivery but if attempted delivery is refused or rejected, the date of refusal or rejection shall be deemed the date of receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided above:
Wells Fargo Bank, N.A.
Wells Fargo Commercial Mortgage Servicing
MAC D 1086-120
550 S. Tryon Street, 14th Floor
Charlotte, North Carolina 28202
Re: WBCMT 2006-C27; Loan No. 502854528 and
BACM 2006-4; Loan No. 502854529
With a copy to:
LNR Partners, LLC
1601 Washington Avenue, Suite 700
Miami Beach, Florida 33139
Attn:    Director of Loan Asset Management
Re: WBCMT 2006-C27; Loan No. 502854528 and
BACM 2006-4; Loan No. 502854529

And:

Bilzin Sumberg Baena Price & Axelrod LLP
1450 Brickell Avenue, Suite 2300
Miami, Florida 33131
Attn: Marjie C. Nealon, Esq.

and, if given to Borrower or Maryland Loan Guarantor, must be addressed as follows, notwithstanding any other address set forth in the Loan Documents to the contrary, subject to change as provided above:

Borrower / Maryland Loan Guarantor
c/o BlueLinx Corporation
4300 Wildwood Parkway
Atlanta, Georgia 30339
Attn: Shyam K. Reddy, SVP, General Counsel & Corporate Secretary
[The following for information purposes only:]

Telephone: 770-221-2502
Facsimile: 770-953-7008
Email: Shyam.Reddy@BlueLinxCo.com

With a copy to:

King & Spalding LLP
1180 Peachtree Street, 31st Floor
Atlanta, Georgia 30309
Attn: Sarah Robinson Borders, Esq.
[The following for information purposes only:]
Telephone: 404-572-3596
Facsimile: 404-572-5100
Email: sborders@kslaw.com

6.10    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York and any applicable law of the United States of America. The terms and conditions of Section 19.3 of the Loan Agreement are hereby incorporated herein by this reference, with the same force and effect as if set forth herein in their entirety.
6.11    Future Negotiations. Borrower and Maryland Loan Guarantor acknowledge and agree that (i) Lender has no obligation whatsoever to discuss, negotiate or to agree to any restructuring of the Loan, or any modification, amendment, restructuring or reinstatement of the Loan Documents or to forbear from exercising its rights and remedies under the Loan Documents, except as expressly provided in this Agreement; (ii) if there are any future discussions among Lender, Borrower and Maryland Loan Guarantor concerning any such restructuring, modification, amendment or reinstatement, then no restructuring, modification, amendment, reinstatement, compromise, settlement, agreement or understanding with respect to the Loan, the Loan Documents, the Property or any aspect thereof, shall constitute a legally binding agreement or contract or have any force or effect whatsoever unless and until reduced to writing and signed by authorized representatives of the Parties; and (iii) Borrower Parties shall not assert or claim in any legal proceedings or otherwise that any such agreement exists except in accordance with the terms of this Section.
6.12    Relationship of Parties. The Parties do not intend by this Agreement to create a partnership or a joint venture. Neither this Agreement nor any of the payments herein or in the Note to be made by either Borrower or Lender shall constitute, or shall be deemed or construed to constitute, Lender a “mortgagee in possession” of the Property or in any manner liable for any goods or services delivered or provided with respect to the Property or in any manner liable to any third parties. The relationship of Lender to Borrower is that of “lender” and “borrower” and the Parties acknowledge and agree that the obligations of Lender and Borrower set forth herein are not intended to benefit and should not be relied on by third parties.
6.13    Headings. The headings of the articles, sections and subsections of this Agreement are for the convenience of reference only, are not to be considered a part of this Agreement and shall not be used to construe, limit or otherwise affect this Agreement.
6.14    Modifications. The terms of this Agreement may not be changed, modified, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by the Party against whom the enforcement of the change, modification, waiver, discharge or termination is asserted. Except as modified by this Agreement, the Loan Documents shall remain unmodified and in full force and effect.
6.15    Conflicts. To the extent that the provisions of this Agreement or the other Modification Documents conflict with the provisions in any Loan Document, the provisions of this Agreement and the other Modification Documents shall control.

6.16    Time of Essence; Consents. Time is of the essence of this Agreement and the Loan Documents. Any provisions for consents or approvals in this Agreement shall mean that such consents or approvals shall not be effective unless in writing and executed by Lender.
6.17    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which will constitute the same agreement. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. This Agreement shall not be binding on either party until executed and delivered by all parties.
6.18    Full and Prompt Performance. Notwithstanding any implication or agreement herein relating to the modification of the Loan Documents (including, without limitation, any prior course of conduct by any party hereto), Borrower and Maryland Loan Guarantor agree that Lender shall and will hereafter require full and prompt performance of any and all terms, conditions or requirements of this Agreement and all Loan Documents, as amended. Borrower and Maryland Loan Guarantor acknowledge and agree that any performance or nonperformance of the terms of the Note, the Loan Agreement, the Security Instrument, or the other Loan Documents prior to the Effective Date shall not effect or diminish in any way the requirement of strict compliance of the Note, Security Instrument and the other Loan Documents after the Effective Date.
6.19    Waiver of Trial by Jury. EACH OF BORROWER, MARYLAND LOAN GUARANTOR AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ANY OF BORROWER PARTIES OR LENDER RELATING TO THE LOAN AND THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND THE OTHER MODIFICATION DOCUMENTS. EACH OF BORROWER, MARYLAND LOAN GUARANTOR AND LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER, MARYLAND LOAN GUARANTOR AND LENDER.

The Parties have executed and delivered this Agreement, as of the day and year first above written.
LENDER:
U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS TRUSTEE FOR THE REGISTERED HOLDERS OF WACHOVIA BANK COMMERCIAL MORTGAGE TRUST, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-C27

By:	LNR Partners, LLC, a Florida limited liability company, as Attorney-in-Fact

By: /s/ Arnold Shulkin
Name: Arnold Shulkin
Title: Vice President

And

WELLS FARGO BANK, N.A., AS TRUSTEE FOR THE REGISTERED HOLDERS OF BANC OF AMERICA COMMERCIAL MORTGAGE INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-4

By:	LNR Partners, LLC, a Florida limited liability company, as Special Servicer

By: /s/ Arnold Shulkin
Name: Arnold Shulkin
Title: Vice President

BORROWER:

ABP AL (MIDFIELD) LLC	ABP AR (LITTLE ROCK) LLC
ABP CA (CITY OF INDUSTRY) LLC	ABP CA (NATIONAL CITY) LLC
DELETED	DELETED
DELETED	DELETED
ABP CO II (DENVER) LLC	ABP FL (MIAMI) LLC
ABP FL (LAKE CITY) LLC	ABP FL (TAMPA) LLC
ABP FL (PENSACOLA) LLC	ABP GA (LAWRENCEVILLE) LLC
ABP FL (YULEE) LLC	ABP IL (UNIVERSITY PARK) LLC
ABP IA (DE MOINES) LLC	ABP KY (INDEPENDENCE) LLC
ABP IN (ELKHART) LLC	ABP MA (BELLINGHAM) LLC
ABP LA (SHREVEPORT) LLC	ABP ME (PORTLAND) LLC
ABP MD (BALTIMORE) SUBSIDIARY LLC	ABP MI (GRAND RAPIDS) LLC
ABP MI (DETROIT) LLC	ABP MN (MAPLE GROVE) LLC
DELETED	ABP MO (KANSAS CITY) LLC
ABP MO (BRIDGETON) LLC	ABP MS (PEARL) LLC
ABP MO (SPRINGFIELD) LLC	ABP NC (CHARLOTTE) LLC
ABP NC (BUTNER) LLC	ABP NJ (DENVILE) LLC
ABP LA (NEW ORLEANS) LLC	ABP NY (YAPHANK) LLC
DELETED	ABP OK (TULSA) LLC
ABP OH (TALMADGE) LLC	ABP PA (ALLENTOWN) LLC
DELETED	ABP SC (CHARLESTON) LLC
ABP PA (STANTON) LLC	ABP TN (ERWIN) LLC
DELETED	ABP TN (MADISON) LLC
ABP TN (MEMPHIS) LLC	ABP TX (FORT WORTH) LLC
ABP TX (EL PASO) LLC	ABP TX (HOUSTON) LLC
ABP TX (HARLINGEN) LLC	ABP TX (SAN ANTONIO) LLC
ABP TX (LUBBOCK) LLC	ABP VA (VIRGINIA BEACH) LLC
ABP VA (RICHMOND) LLC	DELETED
ABP VT (SHELBURNE) LLC	ABP WI (WAUSAU) LLC

Each entity listed above, each a Delaware limited liability company

By: /s/ Shyam K. Reddy
Name:    Shyam K. Reddy
Title:    Senior Vice-President and General Counsel

MARYLAND LOAN GUARANTOR:

ABP MD (BALTIMORE) LLC, a Delaware limited liability company

By: /s/ Shyam K. Reddy
Name:     Shyam K. Reddy
Title:    Senior Vice-President and General Counsel